                                                         Exhibit No. EX-99(6)(a)

                         INVESTMENT MANAGEMENT AGREEMENT

     AGREEMENT, made by and between VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II,
INC.,  a  Minnesota  Corporation  (the  "Company"),  on behalf of each series of shares of stock of the Company that is listed on Exhibit A to this Agreement, as that  Exhibit  may be amended  from time to time (each such  series of shares is hereinafter  referred to as a "Fund" and,  together  with other series of shares listed on such Exhibit, the "Funds"),  and DELAWARE MANAGEMENT COMPANY, a series
of  Delaware   Management   Business  Trust,  a  Delaware  business  trust  (the
"Investment Manager").

                              W I T N E S S E T H:

     WHEREAS,  the  Company has been  organized  and  operates as an  investment company  registered  under the  Investment  Company Act of 1940, as amended (the
"1940 Act"); and

     WHEREAS, each Fund engages in the business of investing and reinvesting its assets in securities; and

     WHEREAS, the Investment Manager is registered under the Investment Advisers
Act of 1940 as an  investment  adviser and engages in the  business of providing investment management services; and

     WHEREAS,  the Company,  on behalf of each Fund, and the Investment  Manager desire to enter into this Agreement.

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, and each of the parties hereto  intending to be legally  bound,  it is agreed as follows:

     1. The  Company  hereby  employs  the  Investment  Manager  to  manage  the investment and reinvestment of each Fund's assets and to administer its affairs, subject to the  direction of the  Company's  Board of Directors and officers for the period and on the terms hereinafter set forth. The Investment Manager hereby accepts such employment and agrees during such period to render the services and assume the obligations  herein set forth for the  compensation  herein provided.
The  Investment  Manager  shall  for all  purposes  herein  be  deemed  to be an independent  contractor,  and shall,  unless  otherwise  expressly  provided and authorized, have no authority to act for or represent the Company in any way, or in any way be deemed  an agent of the  Company.  The  Investment  Manager  shall regularly make decisions as to what securities and other instruments to purchase and sell on behalf of each Fund and shall  effect the  purchase and sale of such investments  in  furtherance  of each Fund's  objectives  and policies and shall furnish the Board of Directors of the Company with such  information and reports regarding each Fund's investments as the Investment Manager deems appropriate or as the Directors of the Company may reasonably request.

     2. The Company  shall  conduct its own  business and affairs and shall bear the expenses and salaries necessary and incidental thereto,  including,  but not in limitation of the foregoing,  the costs  incurred in: the  maintenance of its corporate  existence;  the maintenance of its own books, records and procedures;
dealing with its own shareholders; the payment of dividends; transfer of shares, including  issuance,  redemption and repurchase of shares;  preparation of share certificates;  reports  and  notices to  shareholders;  calling  and  holding of shareholders'  meetings;  miscellaneous office expenses;  brokerage commissions;
custodian  fees;  legal  and  accounting  fees;  taxes;  and  federal  and state registration  fees.  Trustees,  officers and employees of the Investment Manager may be  directors,  trustees,  officers and  employees of any of the  investment companies  within the  Delaware  Investments  family  (including  the  Company).
Trustees,  officers and employees of the  Investment  Manager who are directors, trustees,  officers  and/or  employees of these  investment  companies shall not receive any compensation from such companies for acting in such dual capacity.

     In the conduct of the  respective  businesses of the parties  hereto and in the performance of this Agreement,  the Company and Investment Manager may share facilities  common to each,  which may include legal and  accounting  personnel, with appropriate proration of expenses between them.

     3. (a) Subject to the primary  objective of obtaining  the best  execution, the  Investment  Manager may place orders for the purchase and sale of portfolio securities and other instruments with such  broker/dealers  selected who provide statistical,  factual and financial  information and services to the Company, to the Investment  Manager, to any sub-adviser (as defined in Paragraph 5 hereof, a
"Sub-Adviser")  or to any other  fund for which the  Investment  Manager  or any
Sub-Adviser provides investment advisory services and/or with broker/dealers who sell shares of the Company or who sell  shares of any other  investment  company
(or series thereof) for which the Investment Manager or any Sub-Adviser provides investment  advisory services.  Broker/dealers who sell shares of any investment companies  or series  thereof for which the  Investment  Manager or  Sub-Adviser provides investment advisory services shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange  Commission and NASD
Regulation, Inc.

        (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and  procedures as may be adopted by the Board of Directors and officers of the Company, the Investment Manager may cause a Fund to pay a member of an  exchange,  broker  or dealer an amount  of  commission  for  effecting  a securities  transaction in excess of the amount of commission  another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Investment Manager has determined in good faith that such  amount  of  commission  was  reasonable  in  relation  to the value of the brokerage  and  research  services  provided by such  member,  broker or dealer, viewed  in  terms  of  either  that  particular  transaction  or the  Investment
Manager's  overall  responsibilities  with  respect to the  Company and to other investment  companies (or series thereof) and other advisory  accounts for which the Investment Manager or any Sub-Adviser exercises investment discretion.

     4. As compensation  for the services to be rendered to a particular Fund by the Investment Manager under the provisions of this Agreement, the Company shall pay monthly to the Investment Manager exclusively from that Fund's assets, a fee based on the average  daily net assets of that Fund  during the month.  Such fee shall be calculated in accordance with the fee schedule  applicable to that Fund as set forth in Exhibit A hereto.

     If this Agreement is terminated prior to the end of any calendar month with respect to a particular Fund, the management fee for such Fund shall be prorated for the portion of any month in which this  Agreement  is in effect with respect to such Fund  according  to the  proportion  which the number of  calendar  days during which the  Agreement is in effect bears to the number of calendar days in the  month,  and shall be  payable  within 10  calendar  days  after the date of termination.

     5. The Investment Manager may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940
("Sub-Advisers")  to perform some or all of the services for a Fund for which it is responsible under this Agreement.  The Investment Manager will compensate any
Sub-Adviser  for its services to the Fund. The Investment  Manager may terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the  responsibilities  of such  Sub-Adviser  unless and until a successor  Sub-Adviser  is  selected  and the  requisite  approval of the Fund's
shareholders  is  obtained.   The  Investment  Manager  will  continue  to  have
responsibility for all advisory services furnished by any Sub-Adviser.

     6. The  services to be rendered  by the  Investment  Manager to the Company under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment  Manager shall be free to render similar or different services to others  so long as its  ability  to render  the  services  provided  for in this
Agreement shall not be impaired thereby.

     7. The Investment Manager, its trustees,  officers,  employees,  agents and shareholders  may engage in other  businesses,  may render  investment  advisory
services  to  other  investment   companies,   or  to  any  other   corporation,
association,  firm or individual,  and may render  underwriting  services to the
Company or to any other investment company,  corporation,  association,  firm or individual.

     8. It is  understood  and  agreed  that so long as the  Investment  Manager and/or  its  advisory  affiliates  shall  continue  to  serve  as the  Company's investment adviser, other investment companies as may be sponsored or advised by the  Investment  Manager or its affiliates  shall have the right  permanently to adopt and to use the  words  "Delaware,"  "Delaware  Investments"  or  "Delaware
Group" in their  names and in the names of any series or class of shares of such funds.

     9. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of its duties as the Investment Manager to the Company,  the  Investment  Manager  shall not be subject to liability to the
Company or to any  shareholder  of the Company for any action or omission in the course of, or connected  with,  rendering  services  hereunder or for any losses that may be  sustained  in the  purchase,  holding or sale of any  security,  or otherwise.

     10. This  Agreement  shall be executed and become  effective as of the date written below,  and shall become  effective with respect to a particular Fund as of the  effective  date set forth in Exhibit A for that Fund, if approved by the vote of a majority of the outstanding  voting  securities of that Fund. It shall continue  in effect for an initial  period of two years for each Fund and may be renewed  thereafter only so long as such renewal and continuance is specifically approved  at  least  annually  by the  Board  of  Directors  or by the vote of a majority of the outstanding voting securities of that Fund and only if the terms and the  renewal  hereof  have been  approved  by the vote of a majority  of the
Directors of the Company who are not parties hereto or interested persons of any such party ("Independent Directors"), cast in person at a meeting called for the purpose  of  voting  on  such  approval.  Notwithstanding  the  foregoing,  this
Agreement may be  terminated as to any Fund by the Company at any time,  without the  payment of a  penalty,  on sixty  days'  written  notice to the  Investment
Manager of the Company's  intention to do so, pursuant to action by the Board of
Directors  of  the  Company  or  pursuant  to  the  vote  of a  majority  of the outstanding  voting securities of the affected Fund. The Investment  Manager may terminate this Agreement at any time, without the payment of a penalty, on sixty days' written notice to the Company of its intention to do so. Upon  termination of this Agreement,  the obligations of all the parties hereunder shall cease and terminate  as of the date of such  termination,  except  for any  obligation  to respond for a breach of this Agreement committed prior to such termination,  and except for the  obligation of the Company to pay to the  Investment  Manager the
fee provided in Paragraph 4 hereof,  prorated to the date of  termination.  This
Agreement shall automatically terminate in the event of its assignment.

     11.  This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     12. For the  purposes of this  Agreement,  the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meaning defined in the 1940 Act.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be signed by their duly authorized  officers and duly attested as of the 1st day of
January, 1999.

DELAWARE MANAGEMENT COMPANY,           VOYAGEUR MINNESOTA
a series of Delaware                   MUNICIPAL INCOME FUND II, INC.
Management Business Trust              on behalf of the Funds listed on
                                       Appendix A

By:                                    By:
Name:    David K. Downes               Name:    David K. Downes
Title:   President                     Title:   Executive Vice President and
                                                Chief Operating Officer

Attest:                                Attest:

Name:                                  Name:
Title:                                 Title:

                                    EXHIBIT A

     THIS  EXHIBIT  to the  Investment  Management  Agreement  between  VOYAGEUR
MINNESOTA  MUNICIPAL  INCOME FUND II, INC. and DELAWARE  MANAGEMENT  COMPANY,  a
series of Delaware Management Business Trust (the "Investment  Manager") entered into  as of  the  1st  day of  January,  1999  (the  "Agreement")  provides  the management fee rate schedule for the Company and the date on which the Agreement became effective for the Company.

                                                       Management Fee Schedule
                                                          (as a percentage of
                                                       average daily net assets)
Fund Name                         Effective Date              Annual Rate

Voyageur Minnesota Municipal      January 1, 1999                0.40%
Income Fund II, Inc.